Filed in the Office of	Business Number E41364002024-2
FVAguilar	Filing Number 20244136399
Secretary of State State Of Nevada	Filed On 6/20/2024 8:00:00 AM
	Number of Pages 5

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

[X] NRS 78 - Articles of Incorporation Domestic Corporation [ ] NRS 80 - Foreign Corporation [ ] NRS 89 - Articles of Incorporation Professional Corporation

[ ] 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Kratos Mining Partners 1, Inc.

2. Registered Agent for Service of Process: (Check only one box)

[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below)

Vcorp Services, LLC
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address ____ City ____ Nevada Zip Code ____

Mailing Address (if different from street address) ____ City ____ Nevada Zip Code ____

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Vcorp Services, LLC by Miriam Nachison, Asst. Secretary [signature] 6/19/2024
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors [ ] Yes **OR** [ ] No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) WILLIAM B. HOAGLAND — Name; USA — Country
500 7th Avenue — Street Address; New York — City; NY — State; 10018 — Zip/Postal Code

2) Name ____ Country ____
Street Address ____ City ____ State ____ Zip/Postal Code ____

3) Name ____ Country ____
Street Address ____ City ____ State ____ Zip/Postal Code ____

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: ____

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation:
(For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)

By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.

Yes ☐

7. Purpose/Profession to be practiced:
(Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)

Transact lawful business for which a corporation may be incorporated under the laws of the State of Nevada, which purpose may be amended from time to time.

8. Authorized Shares:
(Number of shares corporation is authorized to issue

NRS 80: Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.)

Please indicate the break down of all corporate shares and the par value.

Number of Authorized shares with Par value:	200,000,000	Par value: $ 0.0010000000
Number of Common shares with Par value:	**190,000,000**	Par value: $ **0.0010000000**
Number of Preferred shares with Par value:	10,000,000	Par value: $ 0.0010000000
Number of shares with no par value:	0	

Foreign Corporations, NRS 80 only:

☐ This is a corporation is a unlimited stock corporation

☐ This is a corporation is a non-stock corporation.

If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80.

Name, Address and Signature of the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name	Country		
WILLIAM B. HOAGLAND	USA		
Address	**City**	**State**	**Zip/Postal Code**
500 7th Avenue	New York	NY	10018

X [signature]

(attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See attached articles.

ARTICLES OF INCORPORATION OF

Kratos Mining Partners 1, Inc.

A Nevada Corporation

Kratos Mining Partners 1, Inc. (the "**Corporation**"), a corporation incorporated under the laws of the state of Nevada, hereby correctly sets forth and consolidates the entire text of the Articles of Incorporation, pursuant to Sections 78.035, 78.037 and 78.045 of the Nevada Revised Statutes.

The Articles of Incorporation of Kratos Mining Partners 1, Inc. are hereby adopted and set to read as follows.

ARTICLE I

NAME

The name of the corporation is Kratos Mining Partners 1, Inc. (the "**Corporation**").

ARTICLE II
RESIDENT AGENT AND REGISTERED OFFICE

The name of the Corporation's resident agent for service of process is VCORP Services, LLC.

ARTICLE III

CAPITAL STOCK

3.01 *Authorized Capital Stock*. The total number of shares of stock this Corporation is authorized to issue shall be 200 million (200,000,000) shares, par value $0.001 per share. This stock shall be divided into two classes to be designated as "**Common Stock**" and "**Preferred Stock**".

3.02 *Common Stock*. The total number of authorized shares of Common Stock shall be 190 million (190,000,000).

3.03 *Preferred Stock*. The total number of authorized shares of Preferred Stock shall be 10 million (10,000,000) shares. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for. the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV

DIRECTORS

4.01 Number. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

ARTICLE V

PURPOSE

5.01 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes ("**NRS**").

ARTICLE VI

DIRECTORS' AND OFFICERS' LIABILITY

6.01 Limitation of Liability. The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

7.01 Indemnification. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

7.02 Bylaw Provisions. Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

7.03 Continuation. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Dated: June 19, 2024

By: ______________________
Name: William B. Hoagland
Title: Chief Executive Officer